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                                                                    EXHIBIT 99.1

  Ariba Acquires TradingDynamics, Inc. Acquisition Opens New Markets, Adds New
        Network Services, and Accelerates the Growth of the Ariba Network

NET MARKET MAKERS CONFERENCE - BERKELEY, Calif. -November 15, 1999 - Ariba, Inc. today announced that it has signed a definitive agreement to acquire TradingDynamics, Inc., a leading provider of business-to-business Internet trading applications. With this acquisition, Ariba expands its market by adding eCommerce products and services designed for Net Market Makers to create Internet business-to-business exchanges. In addition, new value-added network services will be offered through the Ariba Network(TM) marketplace platform to Ariba customers and suppliers. These new services will include auction, request for quote (RFQ), reverse auction, and exchange mechanisms. This acquisition reflects Ariba's strategy to lead the electronic trade revolution by building a global technical and business infrastructure that enables buyers, suppliers, and other providers to reduce costs, increase revenue, and build competitive advantage on the Internet.

The agreement is structured as a stock for stock merger, and will be accounted for as a purchase transaction. Ariba will issue stock worth approximately $400 million, based on current trading ranges, to TradingDynamics stockholders. The parties expect that the transaction will close in calendar Q1, 2000.

Keith Krach, Ariba president and CEO, said, "This acquisition is the latest step in our business strategy to drive the adoption of business-to-business eCommerce by adding value to the Ariba network platform. These new markets and network services will help make the global economy more efficient by enabling market makers to deliver frictionless commerce environments in which market forces will dynamically match business supply and demand."

Ariba is the market leader in business-to-business electronic commerce, with a global buyer base exceeding an aggregate buying power of $140 billion. Ariba buy-side customers include Andersen Consulting, Bristol-Myers Squibb, Chevron, Cisco, Dow Chemical, Federal Express, Hewlett-Packard, MCI Worldcom, Merck, Motorola, SAirGroup, Transamerica, and Visa. In addition, today there are more than 20,000 supply-side customers already participating in the Ariba Network platform.

TradingDynamics has delivered a family of applications designed to meet the needs of business-to-business commerce. Applications currently include auction, reverse auction, and exchange. Founded in 1998, the company currently has six customers, including eLow, PlasticsNet, and SkillsVillage.

Krach added, "We partnered with TradingDynamics because they demonstrated clear leadership in three areas. Their team of economists, computer scientists and experienced managers is unmatched. They have developed a next generation product, which they delivered on time. And,


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early Net Market Makers have already embraced their solution. We believe we have a winning partnership on our hands."

Kirk Cruikshank, TradingDynamics president and CEO, said, "The demand for business-to-business applications is exploding. At the same time, customers want broad, configurable, modular solutions that address all aspects of eCommerce - from buy-side to sell-side, and from fixed to dynamic pricing. We believe that Ariba's unified global network platform is the best approach. We went with the leader."

New Market: Net Market Makers
Keith Krach said, "We are committed to partnering with Net Market Makers to enable new business-to-business exchanges. We made our first move into this market in September, when we announced the Ariba Internet Business Exchange(TM) (Ariba IBX(TM)) service. Today's announcement not only significantly broadens our solution offering with new services, but also adds expertise and an organization focused on this important customer base."

Net Market Makers are companies that bring together fragmented groups of buyers and sellers online for greater buying power and larger markets in both vertical and horizontal industries. For example, an airline could build a vertical market around buyers, suppliers, and goods and services associated with travel and transportation while a financial institution could build a horizontal marketplace by inviting its customers and suppliers of all kinds to participate in an Internet-based commerce community. Analyst groups predict strong growth in this area, with Gartner Group predicting 7,500 to 10,000 new Net Markets established by 2002.

TradingDynamics has targeted its business-to-business trading product suite specifically at this market. Additionally, the Ariba IBX service is a hosted Internet service designed for Net Market Makers. IBX enables a full range of Net Market Makers to quickly build exchanges and commerce communities using the infrastructure of the Ariba Network -- without being required to purchase, install, build and maintain their own separate network infrastructures and applications.

Now Ariba, with TradingDynamics, will offer Net Market Makers even more. Ariba believes that it will provide the industry's most configurable, comprehensive, modular business-to-business eCommerce platform, giving Net Market Makers unprecedented choice, flexibility and control. Net Market Makers can take advantage of the Ariba Network infrastructure, accelerating transaction volumes through access to Ariba's existing and growing buyer community and creating new revenue opportunities through products from affiliate suppliers.

New Network Services for Existing Customers
Ariba will now offer new dynamic pricing services to current and future customers. Keenan Vision estimates that approximately 39 percent of business-to-business Internet commerce will be conducted using dynamic pricing mechanisms, predicting that by 2004, business-to-business Internet commerce will reach $1.1 trillion in the United States, and $439 billion of that will be conducted using dynamic pricing mechanisms.


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With the TradingDynamics application services, Ariba will offer its customers new sourcing mechanisms for non-contract items, allowing them to use a single solution for both contract-based and ad hoc efforts. The new services will include reverse auction and RFQ. Through access to Net Market Makers, buyers can now also address the entire supply chain, from indirect to direct materials. Suppliers will now be able to use auction and exchange services to optimize prices for scarce goods and to distribute excess inventory.

Integration Plans
Upon closing of the transaction, Ariba will merge TradingDynamics into its operations and retain all employees. TradingDynamics is currently located less than two miles from Ariba corporate headquarters. The company will continue TradingDynamics' focus on Net Market Makers, supporting its strategic thrust with aggressive investment and resources. Kirk Cruikshank, the company's president and CEO, will report to Keith Krach.

The company plans to aggressively market the TradingDynamics applications and services available today. Integration of the TradingDynamics applications and services into the Ariba Network platform will begin immediately after closing, starting with incorporating cXML (Commerce XML), the leading standard for business-to-business eCommerce on the Internet, into TradingDynamics products. Ariba will deliver TradingDynamics services hosted on the Ariba Network in Q1, 2000.

About TradingDynamics
TradingDynamics is a leading provider of business-to-business Internet trading applications. Combining expertise in economics, market design and Internet application development, the company lets net market makers and corporations quickly deploy and configure a range of dynamically-priced markets - including auctions, reverse auctions and exchanges. The company was founded in May 1998, employs approximately 50 people, and received funding from Atlas Ventures and New Enterprise Associates. The TradingDynamics product suite has been generally available since October 1999. For more information on TradingDynamics, please see www.tradingdynamics.com.

About Ariba
Ariba, Inc. is the world's leader in business-to-business electronic commerce services and software. The company provides the Ariba Network platform, the industry's leading open, unified global platform for business-to-business commerce on the Internet. Ariba's software and services leverage the Ariba Network platform to automate and integrate the internal and external commerce processes of buyers, suppliers, and value-added service providers, delivering a global eCommerce infrastructure that provides cost saving and revenue opportunities for businesses of all sizes. Ariba can be contacted in the U.S. at +1-650-930-6200 or at www.ariba.com.

Ariba will be holding an analyst/press briefing conference call at 5:30 p.m. EST/2:30 p.m. PST today. To participate in the call, please dial: 719/457-2626.

Information in this release that involves Ariba's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and


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uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to, delays in development or shipment of the TradingDynamics product suite, new versions of our ORMS application or of our Ariba Network; lack of market acceptance of the TradingDynamics product suite or the Ariba Network or other new products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; and our ability to attract and retain qualified employees, including those of TradingDynamics. These and other factors and risks associated with our business are discussed in the Company's registration statement on Form S-1 declared effective by the Securities and Exchange Commission ("SEC") on June 22, 1999, and in the
Company's Form 10-Q filed August 16, 1999.

Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Network, Ariba ORMS, and AribaLive are trademarks of Ariba, Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.